News Release
For Release July 21, 2021
9:00 A.M.

Contact: (803) 951- 2265
D. Shawn Jordan, EVP & Chief Financial Officer or
Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces Second Quarter Results and Cash Dividend

Highlights for Second Quarter of 2021

•	Net income of $3.543 million, up 59.8% year-over-year and 8.8% linked quarter.
•	Pre-tax pre-provision earnings of $4.632 million, up 15.8% year-over year and 7.1% linked quarter.
•	Diluted EPS of $0.47 per common share for the quarter and $0.90 year-to-date through June 30, 2021.
•	Total loans increased during the second quarter by $9.3 million, an annualized growth rate of 4.3%. Excluding Paycheck Protection Program (PPP) loans and a related credit facility, loan growth was $24.7 million, a 12.3% annualized growth rate.
•	Pure deposit growth, including customer cash management, of $19.3 million, an annualized growth rate of 6.4% on a linked quarter.
•	Investment advisory line of business revenue of $957 thousand, an increase of 42.6% year-over-year and 9.1% linked quarter.
•	Net interest margin on a tax equivalent basis of 3.20%, including PPP loans and 3.11% excluding PPP loans.
•	Cash dividend of $0.12 per common share, which is the 78th consecutive quarter of cash dividends paid to common shareholders.

Lexington, SC – July 21, 2021 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the second quarter of 2021 of $3.543 million as compared to $2.217 million in the second quarter of 2020, an increase of 59.8% year-over-year. Diluted earnings per common share were $0.47 for the second quarter of 2021 as compared to $0.30 for the second quarter of 2020, an increase of 56.7%. On a linked quarter basis, net income increased 8.8% from $3.255 million in the first quarter of 2021 and diluted earnings per common share increased 9.3% from $0.43. Pre-tax pre-provision earnings or PTPPE in the second quarter of 2021 were $4.632 million compared to second quarter of 2020 PTPPE of $3.999 million and first quarter 2021 PTPPE of $4.323 million, an increase of 15.8% and 7.1% respectively.

Year-to-date through June 30, 2021 net income was $6.798 million compared to $4.011 million during the first six months of 2020, an increase of 69.5%. Diluted earnings per share for the first half of 2021 were $0.90, compared to $0.54 during the same time period in 2020, an increase of 66.7%. Year-to-date through June 30, 2021 PTPPE were $8.955 million compared to $7.306 million during the first half of 2020, an increase of 22.6%.

Cash Dividend and Capital

The Board of Directors approved a cash dividend for the second quarter of 2021. The company will pay a $0.12 per share dividend to holders of the company’s common stock. This dividend is payable August 17, 2021 to shareholders of record as of August 3, 2021. First Community President and CEO Mike Crapps commented, “Our entire board is pleased that our performance enables the company to continue its cash dividend for the 78th consecutive quarter.”

On April 12, 2021, the Company announced that its Board of Directors approved the repurchase of up to 375,000 shares of its common stock, which represents approximately 5% of the Company’s 7,539,587 shares outstanding as of June 30, 2021. Under the repurchase plan, the Company may repurchase shares from time to time. No share repurchases have been made under the plan as of June 30, 2021. Crapps noted, “This approved share repurchase plan provides us with some flexibility in managing capital going forward.”

Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At June 30, 2021, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 8.48%, 13.52%, and 14.66%, respectively. This compares to the same ratios as of June 30, 2020 of 9.31%, 13.02%, and 14.03%, respectively. As of June 30, 2021, the bank’s Common Equity Tier I ratio was 13.52% compared to 13.02% at June 30, 2020.

Asset Quality / Allowance for Loan and Lease Losses

Asset quality metrics remain strong. The non-performing assets ratio as of June 30, 2021 was 0.62% of total assets and total past dues ratio was 0.49%. One large loan relationship that impacted these calculations was brought current four business days after quarter end. The non-performing assets ratio and total past dues ratio adjusted for this loan relationship would be 0.34% and 0.02%, respectively. Net loan charge-offs excluding overdrafts for the quarter were $87 thousand and the year-to-date through June 30, 2021 were $95 thousand. The ratio of classified loans plus OREO now stands at 9.45% of total bank regulatory risk-based capital as of June 30, 2021.

Mr. Crapps commented, “Our credit metrics continue to indicate the current strong quality of our loan portfolio.”

Balance Sheet

Total loans increased during the second quarter by $9.3 million, which is an annualized growth rate of 4.3%. Total loans, excluding PPP loans and a related credit facility, increased during the second quarter by $24.7 million which is an annualized growth rate of 12.3%. Commercial loan production was $61.1 million during the second quarter compared to $40.2 million in the first quarter of 2021.

Total deposits were $1.290 billion at June 30, 2021 compared to $1.271 billion at March 31, 2021. Pure deposits, which are defined as total deposits less certificates of deposits, increased $19.0 million, an annualized growth rate of 6.7%, to $1.162 billion at June 30, 2021 from $1.143 billion at March 31, 2021. Securities sold under agreements to repurchase, which are related to customer cash management accounts or business sweep accounts, were relatively flat at $60.5 million at June 30, 2021 compared to $60.3 million at March 31, 2021. Costs of deposits decreased on a linked quarter basis to 0.14% in the second quarter of 2021 from 0.17% in the first quarter of the year. Cost of funds also decreased on a linked quarter basis to 0.17% in the second quarter of 2021 from 0.21% in the first quarter of the year.

Mr. Crapps commented, “Our success in gathering low cost deposits continues to be a strength for our company.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income increased $525 thousand or 5.0% to $11.092 million for the second quarter of 2021 compared to first quarter net interest income of $10.567 million. Year-over-year, net interest income increased $1.3 million or 13.8% from $9.743 million in the second quarter of 2020. Second quarter net interest margin, on a tax equivalent basis, was 3.20% compared to 3.23% in the first quarter of the year. Second quarter net interest margin, excluding PPP loans, was 3.11% compared to 3.16% in the first quarter of the year.

Non-Interest Income

Non-interest income increased on a linked quarter basis to $3.418 million in the second quarter of 2021, an increase of $122 thousand over the first quarter of the year. Year-over-year, non-interest income increased $31 thousand from $3.387 million in the second quarter of 2020. Revenues in the mortgage line of business were $1.143 million in the second quarter of 2021, an increase on a linked quarter basis of 15.5% from $990 thousand in the first quarter. Mortgage loan production was $33.7 million in the second quarter, down from $42.7 million in the first quarter of the year; however the impact to net income was offset by gain-on-sale margins which improved as anticipated during the quarter. Revenue in the investment advisory line of business increased 9.1% on a linked quarter basis to $957 thousand in the second quarter of 2021 from $877 thousand in the first quarter and year-over-year increased 42.6% from $671 thousand in the second quarter of 2020. Assets under management (AUM), were $577.5 million at June 30, 2021 up from $519.3 million in the first quarter of the year and $501.0 million at December 31, 2020. Mr. Crapps commented, “Our strategy of multiple revenue streams continues to serve us well as we focus our efforts to accelerate growth in these lines of business.”

Non-Interest Expense

Non-interest expense was $9.878 million in the second quarter of 2021, compared to $9.540 million in the first quarter of the year. Expenses in the Other category were the main contributor to the increase, including some non-recurring legal expenses as well as one-time costs related to product and service enhancements and expenses associated with the conversion to a new mortgage origination system.

About First Community Corporation

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and series, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, and Greenville, South Carolina markets as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

This news release and certain statements by our management may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward looking statements can be identified by words such as “anticipate’, “expects”, “intends”, “believes”, “may”, “likely”, “will” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected including, but not limited to, due to the negative impacts and disruptions resulting from the outbreak of the novel coronavirus, or COVID-19, on the economies and communities we serve, which has had and may continue to have an adverse impact on our business, operations, and performance, and could continue to have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole both domestically and globally; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act, or the “CARES Act”; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; and (7) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

###

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

	As of
	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020

Total Assets	$1,514,973	$1,492,494	$1,395,382	$1,324,800
Other Short-term Investments and CD's1	52,316	88,389	46,062	77,666
Investment Securities	470,669	407,547	361,919	297,972
Loans Held for Sale	11,416	23,481	45,020	33,496
Loans
Paycheck Protection Program (PPP) Loans	47,229	61,836	42,242	47,865
Non-PPP Loans	831,089	807,230	801,915	769,507
Total Loans	878,318	869,066	844,157	817,372
Allowance for Loan Losses	10,638	10,563	10,389	8,936
Goodwill	14,637	14,637	14,637	14,637
Other Intangibles	1,011	1,063	1,120	1,283
Total Deposits	1,289,883	1,271,440	1,189,413	1,118,872
Securities Sold Under Agreements to Repurchase	60,487	60,319	40,914	45,651
Federal Home Loan Bank Advances	—	—	—	—
Junior Subordinated Debt	14,964	14,964	14,964	14,964
Shareholders' Equity	137,927	132,687	136,337	130,801

Book Value Per Common Share	$18.29	$17.63	$18.18	$17.47
Tangible Book Value Per Common Share	$16.22	$15.55	$16.08	$15.35
Equity to Assets	9.10%	8.89%	9.77%	9.87%
Tangible Common Equity to Tangible Assets	8.16%	7.92%	8.74%	8.78%
Loan to Deposit Ratio (Includes Loans Held for Sale)	68.98%	70.20%	74.76%	76.05%
Loan to Deposit Ratio (Excludes Loans Held for Sale)	68.09%	68.35%	70.97%	73.05%
Allowance for Loan Losses/Loans	1.21%	1.22%	1.23%	1.09%

Regulatory Capital Ratios (Bank):
Leverage Ratio	8.48%	8.73%	8.84%	9.31%
Tier 1 Capital Ratio	13.52%	13.20%	12.83%	13.02%
Total Capital Ratio	14.66%	14.34%	13.94%	14.03%
Common Equity Tier 1 Capital Ratio	13.52%	13.20%	12.83%	13.02%
Tier 1 Regulatory Capital	$125,732	$122,854	$120,385	$115,795
Total Regulatory Capital	$136,371	$133,417	$130,774	$124,731
Common Equity Tier 1 Capital	$125,732	$122,854	$120,385	$115,795

1 Includes federal funds sold, securities sold under agreement to resell and interest-bearing deposits

Average Balances:	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020

Average Total Assets	$1,507,708	$1,269,244	$1,471,684	$1,222,797
Average Loans (Includes Loans Held for Sale)	895,612	824,842	891,021	789,250
Average Earning Assets	1,404,236	1,171,183	1,371,825	1,124,213
Average Deposits	1,285,101	1,060,087	1,246,804	1,014,732
Average Other Borrowings	75,434	68,913	76,842	69,623
Average Shareholders' Equity	135,223	126,916	135,401	125,190

Asset Quality:	As of
	June 30,	March 31,	December 31,	June 30,
	2021	2021	2020	2020
Loan Risk Rating by Category (End of Period)
Special Mention	$3,085	$3,507	$7,757	$2,848
Substandard	11,708	12,137	7,810	5,300
Doubtful	—	—	—	—
Pass	863,525	853,422	828,590	809,224
	$878,318	$869,066	$844,157	$817,372
Nonperforming Assets
Non-accrual Loans	$3,985	$4,520	$4,562	$1,806
Other Real Estate Owned and Repossessed Assets	1,182	1,076	1,201	1,449
Accruing Loans Past Due 90 Days or More	4,165	—	1,260	—
Total Nonperforming Assets	$9,332	$5,596	$7,023	$3,255
Accruing Trouble Debt Restructurings	$1,510	$1,515	$1,552	$1,613

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Loans Charged-off	$111	$16	$127	$16
Overdrafts Charged-off	11	9	19	32
Loan Recoveries	(24)	(11)	(32)	(20)
Overdraft Recoveries	(5)	(6)	(19)	(12)
Net Charge-offs (Recoveries)	$93	$8	$95	$16
Net Charge-offs to Average Loans[2]	0.04%	0.00%	0.02%	0.00%

2 Annualized

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2021	2020	2021	2020	2021	2020

Interest income	$11,664	$10,666	$11,218	$10,710	$22,882	$21,376
Interest expense	572	923	651	1,293	1,223	2,216
Net interest income	11,092	9,743	10,567	9,417	21,659	19,160
Provision for loan losses	168	1,250	177	1,075	345	2,325
Net interest income after provision	10,924	8,493	10,390	8,342	21,314	16,835
Non-interest income
Deposit service charges	212	210	246	399	458	609
Mortgage banking income	1,143	1,572	990	982	2,133	2,554
Investment advisory fees and non-deposit commissions	957	671	877	634	1,834	1,305
Gain (loss) on sale of other assets	—	—	77	6	77	6
Other	1,106	934	1,106	907	2,212	1,841
Total non-interest income	3,418	3,387	3,296	2,928	6,714	6,315
Non-interest expense
Salaries and employee benefits	5,948	5,840	5,964	5,653	11,912	11,493
Occupancy	734	679	730	643	1,464	1,322
Equipment	338	298	275	318	613	616
Marketing and public relations	313	247	396	354	709	601
FDIC assessment	146	88	169	42	315	130
Other real estate expenses	55	40	29	35	84	75
Amortization of intangibles	52	95	57	105	109	200
Other	2,292	1,844	1,920	1,888	4,212	3,732
Total non-interest expense	9,878	9,131	9,540	9,038	19,418	18,169
Income before taxes	4,464	2,749	4,146	2,232	8,610	4,981
Income tax expense	921	532	891	438	1,812	970
Net income	$3,543	$2,217	$3,255	$1,794	$6,798	$4,011

Per share data
Net income, basic	$0.47	$0.30	$0.44	$0.24	$0.91	$0.54
Net income, diluted	$0.47	$0.30	$0.43	$0.24	$0.90	$0.54

Average number of shares outstanding - basic	7,485,625	7,435,933	7,475,522	7,427,257	7,477,678	7,431,595
Average number of shares outstanding - diluted	7,537,179	7,465,212	7,522,568	7,472,956	7,527,829	7,467,755
Shares outstanding period end	7,539,587	7,486,151	7,524,944	7,462,247	7,539,587	7,486,151

Return on average assets	0.94%	0.70%	0.92%	0.61%	0.93%	0.66%
Return on average common equity	10.51%	7.03%	9.74%	5.84%	10.12%	6.44%
Return on average common tangible equity	11.89%	8.04%	11.01%	6.72%	11.45%	7.39%
Net interest margin (non taxable equivalent)	3.17%	3.35%	3.20%	3.52%	3.18%	3.43%
Net interest margin (taxable equivalent)	3.20%	3.38%	3.23%	3.55%	3.22%	3.46%
Efficiency ratio[1]	67.50%	69.00%	69.16%	72.79%	68.31%	70.83%

[1]	Calculated by dividing non-interest expense by net interest income on tax equivalent basis and non interest income, excluding gain on sale of other assets and other non-recurring noninterest income.

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Three months ended June 30, 2021			Three months ended June 30, 2020
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$55,599	$756	5.45%	$31,816	$217	2.74%
Non-PPP loans	840,013	8,985	4.29%	793,026	8,801	4.46%
Total loans	895,612	9,741	4.36%	824,842	9,018	4.40%
Securities	430,865	1,894	1.76%	294,915	1,611	2.20%
Other short-term investments and CD's	77,759	29	0.15%	51,426	37	0.29%
Total earning assets	1,404,236	11,664	3.33%	1,171,183	10,666	3.66%
Cash and due from banks	25,128			14,820
Premises and equipment	34,105			34,837
Goodwill and other intangibles	15,674			15,967
Other assets	39,235			40,489
Allowance for loan losses	(10,670)			(8,052)
Total assets	$1,507,708			$1,269,244

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$305,393	$51	0.07%	$232,611	$59	0.10%
Money market accounts	267,788	109	0.16%	203,641	179	0.35%
Savings deposits	132,429	19	0.06%	108,608	17	0.06%
Time deposits	159,133	269	0.68%	165,995	481	1.17%
Other borrowings	75,434	124	0.66%	68,913	187	1.09%
Total interest-bearing liabilities	940,177	572	0.24%	779,768	923	0.48%
Demand deposits	420,358			349,232
Other liabilities	11,950			13,328
Shareholders' equity	135,223			126,916
Total liabilities and shareholders' equity	$1,507,708			$1,269,244

Cost of deposits, including demand deposits			0.14%			0.28%
Cost of funds, including demand deposits			0.17%			0.33%
Net interest spread			3.09%			3.18%
Net interest income/margin - excluding PPP loans		$10,336	3.07%		$9,526	3.36%
Net interest income/margin - including PPP loans		$11,092	3.17%		$9,743	3.35%
Net interest income/margin (tax equivalent) - excl. PPP loans		$10,459	3.11%		$9,629	3.40%
Net interest income/margin (tax equivalent) - incl. PPP loans		$11,215	3.20%		$9,846	3.38%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

	Six months ended June 30, 2021			Six months ended June 30, 2020
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans
PPP loans	$55,570	$1,440	5.23%	$15,908	$217	2.74%
Non-PPP loans	835,451	17,751	4.28%	773,342	17,628	4.58%
Total loans	891,021	19,191	4.34%	789,250	17,845	4.55%
Securities	402,261	3,628	1.82%	290,624	3,337	2.31%
Other short-term investments and CD's	78,543	63	0.16%	44,339	194	0.88%
Total earning assets	1,371,825	22,882	3.36%	1,124,213	21,376	3.82%
Cash and due from banks	21,797			14,926
Premises and equipment	34,227			34,920
Goodwill and other intangibles	15,700			16,015
Other assets	38,683			40,089
Allowance for loan losses	(10,548)			(7,366)
Total assets	$1,471,684			$1,222,797

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$291,511	109	0.08%	$224,405	162	0.15%
Money market accounts	261,137	250	0.19%	200,967	528	0.53%
Savings deposits	129,223	38	0.06%	106,191	46	0.09%
Time deposits	159,724	570	0.72%	167,696	1,019	1.22%
Other borrowings	76,842	256	0.67%	69,623	461	1.33%
Total interest-bearing liabilities	918,437	1,223	0.27%	768,882	2,216	0.58%
Demand deposits	405,209			315,473
Other liabilities	12,637			13,252
Shareholders' equity	135,401			125,190
Total liabilities and shareholders' equity	$1,471,684			$1,222,797

Cost of deposits, including demand deposits			0.16%			0.35%
Cost of funds, including demand deposits			0.19%			0.41%
Net interest spread			3.09%			3.24%
Net interest income/margin - excluding PPP loans		$20,219	3.10%		$18,943	3.44%
Net interest income/margin - including PPP loans		21,659	3.18%		19,160	3.43%
Net interest income/margin (tax equivalent) - excl. PPP loans		$20,450	3.13%		$19,124	3.47%
Net interest income/margin (tax equivalent) - incl. PPP loans		$21,890	3.22%		$19,341	3.46%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	June 30,	March 31,	December 31,	June 30,
Tangible book value per common share	2021	2021	2020	2020
Tangible common equity per common share (non-GAAP)	$16.22	$15.55	$16.08	$15.35
Effect to adjust for intangible assets	2.07	2.08	2.10	2.12
Book value per common share (GAAP)	$18.29	$17.63	$18.18	$17.47
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	8.16%	7.92%	8.74%	8.78%
Effect to adjust for intangible assets	0.94%	0.97%	1.03%	1.09%
Common equity to assets (GAAP)	9.10%	8.89%	9.77%	9.87%

Return on average tangible common equity	Three months ended June 30,		Three months ended March 31,		Six months ended June 30,
	2021	2020	2021	2020	2021	2020
Return on average common tangible equity (non-GAAP)	11.89%	8.04%	11.01%	6.72%	11.45%	7.39%
Effect to adjust for intangible assets	(1.38)%	(1.01)%	(1.27)%	(0.88)%	(1.33)%	(0.95)%
Return on average common equity (GAAP)	10.51%	7.03%	9.74%	5.84%	10.12%	6.44%

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
Pre-tax, pre-provision earnings	2021	2021	2020	2021	2020
Pre-tax, pre-provision earnings (non-GAAP)	$4,632	$4,323	$3,999	$8,955	$7,306
Effect to adjust for pre-tax, pre-provision earnings	(1,089)	(1,068)	(1,782)	(2,157)	(3,295)
Net Income (GAAP)	$3,543	$3,255	$2,217	$6,798	$4,011

	Three months ended		Six months ended
	June 30,		June 30,
Net interest margin excluding PPP Loans	2021	2020	2021	2020
Net interest margin excluding PPP loans (non-GAAP)	3.07%	3.36%	3.10%	3.44%
Effect to adjust for PPP loans	0.10	(0.01)	0.08	(0.01)
Net interest margin (GAAP)	3.17%	3.35%	3.18%	3.43%

	Three months ended		Six months ended
	June 30,		June 30,
Net interest margin on a tax-equivalent basis excluding PPP Loans	2021	2020	2021	2020
Net interest margin on a tax-equivalent basis excluding PPP loans (non-GAAP)	3.11%	3.40%	3.13%	3.47%
Effect to adjust for PPP loans	0.09	(0.02)	0.09	(0.01)
Net interest margin on a tax equivalent basis (GAAP)	3.20%	3.38%	3.22%	3.46%

	June 30,	March 31,	Growth	Annualized Growth
Loans and loan growth	2021	2021	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$829,086	804,377	24,709	12.3%
PPP Related Credit Facilities	2,003	2,853	(850)	(119.5)%
Non-PPP Loans (non-GAAP)	$831,089	$807,230	$23,859	11.9%
PPP Loans	47,229	61,836	(14,607)	(94.7)%
Total Loans (GAAP)	$878,318	$869,066	$9,252	4.3%

	June 30,	December 31,	Growth	Annualized Growth
Loans and loan growth	2021	2020	Dollars	Rate
Non-PPP Loans and Related Credit Facilities (non-GAAP)	$829,086	796,727	32,359	8.2%
PPP Related Credit Facilities	2,003	5,188	(3,185)	(123.8)%
Non-PPP Loans (non-GAAP)	$831,089	$801,915	$29,174	7.3%
PPP Loans	47,229	42,242	4,987	23.8%
Total Loans (GAAP)	$878,318	$844,157	$34,161	8.2%

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “Tangible book value per common share,” “Tangible common shareholders’ equity to tangible assets,” “Return on average tangible common equity,” “Pre-tax, pre-provision earnings,” “Net interest margin excluding PPP Loans,” “Net interest margin on a tax-equivalent basis excluding PPP Loans,” “Non-PPP Loans and Related Credit Facilities,” and “Non-PPP Loans.”

•	“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.
•	“Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets.
•	“Return on average tangible common equity” is defined as net income on an annualized basis divided by average total equity reduced by average recorded intangible assets.
•	“Pre-tax, pre-provision earnings” is defined as net interest income plus non-interest income, reduced by non-interest expense.
•	“Net interest margin excluding PPP Loans” is defined as annualized net interest income less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Net interest margin on a tax-equivalent basis excluding PPP Loans” is defined as annualized net interest income on a tax-equivalent basis less annualized interest income on PPP Loans divided by average earning assets less the average balance of PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities” is defined as Total Loans less PPP Related Credit Facilities and PPP Loans.
•	“Non-PPP Loans” is defined as Total Loans less PPP Loans.
•	“Non-PPP Loans and Related Credit Facilities Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans and PPP Related Credit Facilities. “Non-PPP Loans and Related Credit Facilities – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans and Related Credit Facilities Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans and Related Credit Facilities balance.
•	“Non-PPP Loans Growth - Dollars” is calculated by taking the difference between two time periods compared for Total Loans less PPP Loans. “Non-PPP Loans – Annualized Growth Rate” is calculated by (i) dividing “Non-PPP Loans Loan Growth - Dollars” by the number of days between the two time periods compared (ii) times the number of days in the year (iii) divided by the prior time period Non-PPP Loans balance.

Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.